Exhibit 99.1

Franck Moison Appointed to Heinz Board of Directors

PITTSBURGH--(BUSINESS WIRE)--November 14, 2012--H.J. Heinz Company (NYSE: HNZ) today announced that Franck J. Moison, Chief Operating Officer (COO), Emerging Markets & South Pacific at Colgate-Palmolive Co., has been appointed to the Heinz Board of Directors, effective January 1, 2013.

Moison, 59, is one of the two top executives of Colgate-Palmolive under its Chairman, President and CEO. He was appointed to his current position in 2010, with expanded responsibility for South Pacific in 2012. Moison was President of Global Marketing, Supply Chain & Technology from 2007 to 2010. He served as President, Colgate-Palmolive Greater Europe/South Pacific, from 2005 to 2007. He joined Colgate in France in 1978 and advanced through marketing and management positions in Colgate-Europe and at the corporate level.

“As the COO responsible for Colgate’s fastest-growing global markets, Franck Moison will bring a strong international perspective and a keen understanding of global consumer trends and products to our Board of Directors,” said William R. Johnson, Heinz Chairman, President and CEO. “We welcome Franck to the Board and we look forward to his strategic insights and his expertise as one of the most accomplished executives in the consumer packaged goods industry.”

“I am pleased to join the Board of Heinz, a leader in the global packaged foods industry with a commitment to strong corporate governance,” Moison said. “I look forward to serving the Company as a Director as Heinz continues to focus on meeting the changing needs of consumers, driving global growth and enhancing shareholder value.”

Moison is a native of France and is fluent in English, French, Italian and German. He earned his MBA from the Ross School of Business at the University of Michigan and his undergraduate degree at Ecole Des Hautes Etudes Commerciales du Nord in Lille, France.

His appointment as an independent director expands the Heinz Board to 13 directors.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, volume, earnings, or cash flow growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, competition from lower-priced private label brands,
  increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers, currency valuations and devaluations and interest rate fluctuations, changes in credit ratings, leverage, and economic conditions and the impact of these factors on our cost of borrowing and access to capital markets, our ability to effectuate our strategy, including our continued evaluation of potential opportunities, such as strategic acquisitions, joint ventures, divestitures, and other initiatives, our ability to identify, finance, and complete these transactions and other initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses,
  new products, packaging innovations, and product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow and the risk of doing business in international markets, particularly our emerging markets; economic or political instability in those markets, strikes, nationalization, and the performance of business in hyperinflationary environments, in each case such as Venezuela; and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, and the potential impact of climate change, the ability to implement new information systems, potential disruptions due to failures in information technology systems, and risks associated with social media,

  with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrées, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

CONTACT:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Mary Ann Bell, 412-237-9760